SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2010

PAR TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer incorporation or Identification Number)

PAR Technology Park 8383 Seneca Turnpike New Hartford, NY	13413-4991
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Not Applicable
 (Former Name or Former Address, if changed since Last Report)

Item 2.02 Results of Operations and Financial Condition.

(a)
The information, including Exhibits attached hereto, in this Current Report is being furnished and shall not be deemed "filed" for the  purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

(b)
On April 27, 2010, PAR Technology Corporation issued a press release announcing its results of operation for the quarterly period ending March 31, 2010.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

99.1	Press Release dated April 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: April 27, 2010	/s/Ronald J. Casciano
Ronald J. Casciano
Vice President, Chief Financial Officer, Treasurer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 27, 2010.

Exhibit 99.1	Press Release dated April 27, 2010.

FOR RELEASE:	New Hartford, NY, April 27, 2010
CONTACT:	Christopher R. Byrnes (315) 738 - 0600 ext. 226
cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION

REPORTS FIRST QUARTER RESULTS-

NEW HARTFORD, NY, PAR TECHNOLOGY CORPORATION (NYSE:PTC)

(New Hartford, NY – April 27, 2010) – PAR Technology Corporation (NYSE:PTC) today announced results from operations for the first quarter ended March 31, 2010.

PAR reported first quarter revenues of $58.1 million, a 4% decline over the $60.5 million reported in the same period a year ago.  Reported net income for the first quarter was $582,000, an increase of 136% when compared with net income of $247,000 in the first quarter of 2009.  The Company reported diluted earnings per share of $0.04 for the first quarter of 2010, compared to diluted earnings per share of $0.02 for the first quarter of last year.

John W. Sammon, PAR Chairman and CEO commented, “We performed well this past quarter, exceeding expectations.  We are beginning to see increased interest around the world in the restaurant technology segment as companies begin to return to more normal business cycles.  Our largest customers continue to plan significant technology upgrades for their businesses and franchises and we remain confident that our business is positioned for substantial and profitable growth in the near future.  Our Government segment experienced lower than normal revenues in the quarter when compared to a year ago due to a shortfall in very low margin pass-through revenues associated with a completed contract in the first quarter last year.”

Statements in this release or by the Company’s spokespersons from time to time may contain forward-looking statements.  Any statements in this document that do not describe historical facts are forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation, delays in new product introduction, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company’s products, risks of downturns in economic conditions generally, and in the quick service sector of the hospitality technology market specifically, risks of intellectual property rights associated with competition and competitive pricing pressures, risks associated with foreign sales and high customer concentration, and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

ABOUT PAR TECHNOLOGY

PAR Technology Corporation creates and markets products that help hospitality operators around the world to better manage money, materials, people and the guest experience. PAR has provided hardware, software and services to the world's largest restaurant chains and their franchisees for almost 30 years.  Today the Company's extensive offerings include technology solutions for the full spectrum of hospitality operations, from boutique hotels and independent table service restaurants to international QSR chains, all backed by PAR’s global service network.  The Company has over 50,000 installations in more than 105 countries worldwide.  PAR is also a leader in providing computer-based system design and engineering services to the Department of Defense and various federal agencies.  Through PAR Logistics Management Systems, the Company is a provider of best of breed integrated solutions for shipping asset management and tracking.  PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PTC.  For more information visit the Company’s website at www.partech.com.

###

PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
 (in thousands, except share amounts)
(unaudited)

	March 31,	December 31,
	2010	2009
Assets Current assets:
Cash and cash equivalents	$5,522	$3,907
Accounts receivable-net	42,373	46,107
Inventories-net	33,104	32,867
Income tax refunds	408	438
Deferred income taxes	6,238	6,362
Other current assets	3,865	3,235
Total current assets	91,510	92,916
Property, plant and equipment - net	6,231	6,332
Deferred income taxes	1,203	1,202
Goodwill	26,827	26,635
Intangible assets - net	8,794	7,243
Other assets	1,896	1,775
Total Assets	$136,461	$136,103
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$1,481	$1,404
Borrowings under lines of credit		2,000
Accounts payable	13,900	12,942
Accrued salaries and benefits	7,658	7,607
Accrued expenses	5,020	3,868
Customer deposits	1,702	1,782
Deferred service revenue	16,298	16,598
Total current liabilities	46,059	46,201
Long-term debt	4,046	4,455
Other long-term liabilities	2,386	2,212
Shareholders’ Equity:
Preferred stock, $.02 par value,
1,000,000 shares authorized	─	─
Common stock, $.02 par value,
29,000,000 shares authorized;
16,522,321 and 16,449,695 shares issued;
14,869,566 and 14,796,940 outstanding	330	329
Capital in excess of par value	41,600	41,382
Retained earnings	48,064	47,482
Accumulated other comprehensive loss	(515)	(449)
Treasury stock, at cost, 1,652,755 shares	(5,509)	(5,509)
Total shareholders’ equity	83,970	83,235
Total Liabilities and Shareholders’ Equity	$136,461	$136,103

PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	For the three months ended March 31,
	2010	2009
Net revenues:
Product	$21,251	$20,237
Service	19,239	19,981
Contract	17,629	20,250
	58,119	60,468
Costs of sales:
Product	14,385	13,068
Service	13,048	14,477
Contract	16,595	19,236
	44,028	46,781
Gross margin	14,091	13,687
Operating expenses:
Selling, general and administrative	9,540	9,595
Research and development	3,445	3,309
Amortization of identifiable intangible assets	234	365
	13,219	13,269

Operating income	872	418
Other income, net	141	107
Interest expense	(71)	(139)
Income before provision for income taxes	942	386
Provision for income taxes	(360)	(139)
Net income	$582	$247
Earnings per share
Basic	$.04	$.02
Diluted	$.04	$.02
Weighted average shares outstanding
Basic	14,702	14,473
Diluted	14,958	14,721